Exhibit 99.1

Contact:	Jim Barron/Robin Weinberg
212-687-8080
press@comscore.com

comScore Files 10-K for 2017 and Provides Business Update

Filing Contains Financial Statements for 2015, 2016 and 2017 and Restated Results for 2013 and 2014

Also Files Quarterly Reports on Form 10-Q for 2017

Company to Seek Relisting on Nasdaq

Focus On Driving Growth in Core Business Lines and Delivering Efficiencies

Will Host Conference Call and Webcast on Monday, March 26 at 8:00 AM ET

RESTON, Va. - March 26, 2018 - comScore, Inc. (OTC: SCOR) announced today that it has filed its Annual Report on Form 10-K for the year ended December 31, 2017, which contains audited Consolidated Financial Statements for the years ended December 31, 2017, 2016 and 2015, and includes unaudited restated results for 2014 and 2013. In addition, the Company filed its Quarterly Reports on Form 10-Q for the quarters ended September 30, June 30 and March 31, 2017 and is now current on its periodic filings with the Securities and Exchange Commission ("SEC") and has begun the process to relist its common stock on the Nasdaq Stock Market.

Bill Livek, comScore’s Executive Vice Chairman and President said, “The completion of our restatement process and the filing of current financials is an important step for our company as it allows us to move forward and focus our full attention on delivering on the vast potential of our business. On behalf of the Board, I’d like to thank our investors, customers and employees for their patience during this process, and assure them that, as a result of this process, we are significantly improving our accounting policies and procedures as we also constantly reinforce ethical compliance throughout our organization. With these matters behind us, we are confident that our strong assets, market-leading technologies and excellent team will enable us to deliver improved services to our customers, stay ahead of our competitors and deliver long-term value to our stockholders.”

Livek continued, “Over the past several months our Board and management have taken significant steps to reset and refocus our company so we can deliver on our customer-centric promise of making advertising and audiences more valuable for our clients across every screen, platform and device. We have focused on driving growth in our core business lines through product enhancements, implementing cross-platform management - which is a massive opportunity - and relentlessly driving toward improved profitability through efficiency in all facets of our business. While there is much to be done, we are excited about the business enhancements and progress we’ve made and are encouraged by our path forward -- one that will allow us to deliver industry-leading solutions that our clients need today and into the future.”

The Company expects to hold a call to discuss 2018 first quarter results in early May and hold its 2018 Annual Meeting of Stockholders later in the second quarter of this year.

Financial Restatement and Remediation Initiatives
As previously disclosed, in February 2016, the Audit Committee of the comScore Board of Directors commenced an internal investigation, with the assistance of outside advisors, into matters related to the Company’s revenue recognition practices, disclosures, internal controls, corporate culture and certain employment practices. As a result of the issues identified in the investigation and management’s subsequent review, the Company concluded that it could no longer support the prior accounting for non-monetary contracts recorded by the Company during 2013, 2014 and 2015 and that adjustments to the Company's accounting for certain non-monetary and monetary transactions, certain business and asset acquisitions, deferred tax assets and other accounting matters were required. The Company has also taken actions to strengthen its compliance controls and reinforce a strong corporate culture of ethics and client service.

The Company has now completed its review of substantially all of its accounting policies, significant accounting transactions, related party transactions, and other financial, internal control and disclosure matters. The Form 10-K filed Friday, March 23, 2018 contains the adjustment or restatement of certain previously filed or furnished consolidated financial statements for 2015, 2014 and 2013. It also contains audited Consolidated Financial Statements for 2017, 2016 and 2015 (see Appendix A).

As described in the Form 10-K, the Company’s review identified various material weaknesses in internal control, including entity level controls and in certain accounting practices. Certain material weaknesses have been remediated as of December 31, 2017 and others are being remediated through additional work expected to be completed in 2018.

The Company’s remediation initiatives include significant changes in how it approaches compliance. When fully implemented and operational, the Company believes these measures will fully remediate the identified deficiencies and strengthen its internal control over financial reporting. These remediation initiatives, as well as the Company’s remaining material weaknesses requiring remediation as of December 31, 2017, are detailed in the Form 10-K filed Friday, March 23, 2018.

Conference Call and Webcast

comScore will hold a conference call on Monday, March 26 at 8:00 AM ET to provide a business update. To access the conference call live, dial (866) 547-1509 in the U.S. and (920) 663-6208 for international callers using the passcode: 6736369 or listen via webcast on the Investor Relations section of the company's website at http://ir.comscore.com/events.cfm.

Following the conference call, a replay will be available via webcast at http://ir.comscore.com/events-presentations.

APPENDIX A

COMSCORE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$37,859	$84,111
Restricted cash	7,266	4,230
Marketable securities	—	28,412
Accounts receivable, net of allowance ($2,899 and $8,412 of accounts receivable attributable to related parties)	82,029	96,230
Prepaid expenses and other current assets ($0 and $2,923 attributable to related parties)	15,168	19,450
Insurance recoverable on litigation settlements	37,232	—
Total current assets	179,554	232,433
Property and equipment, net	28,893	42,001
Other non-current assets ($0 and $185 attributable to related parties)	7,259	7,176
Deferred tax assets	4,532	5,117
Intangible assets, net	159,777	194,168
Goodwill	642,424	639,897
Total assets	$1,022,439	$1,120,792
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable ($2,715 and $17 attributable to related parties)	$27,889	$7,204
Accrued expenses ($5,857 and $5,141 attributable to related parties)	86,031	52,907
Accrued litigation settlements	27,718	—
Other short-term liabilities	2,998	2,860
Deferred revenue ($2,755 and $4,654 attributable to related parties)	98,367	99,412
Deferred rent	1,239	590
Capital lease obligations	6,248	12,904
Total current liabilities	250,490	175,877
Deferred rent	9,394	9,009
Deferred revenue	2,053	2,733
Deferred tax liabilities	3,641	7,688
Capital lease obligations	2,103	8,003
Accrued litigation settlements	90,800	—
Other long-term liabilities	7,466	12,629
Total liabilities	365,947	215,939
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized at December 31, 2017 and 2016; no shares issued or outstanding as of December 31, 2017 or 2016	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized as of December 31, 2017 and 2016; 60,053,843 shares issued and 57,289,047 shares outstanding as of December 31, 2017 and 59,937,393 shares issued and 57,172,597 shares outstanding as of December 31, 2016, respectively	60	60
Additional paid-in capital	1,407,717	1,380,881
Accumulated other comprehensive loss	(6,224)	(12,420)
Accumulated deficit	(609,091)	(327,698)
Treasury stock, at cost, 2,764,796 shares as of December 31, 2017 and 2016, respectively	(135,970)	(135,970)
Total stockholders’ equity	656,492	904,853
Total liabilities and stockholders’ equity	$1,022,439	$1,120,792

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)

	Years Ended December 31,
	2017	2016	2015
Revenues	$403,549	$399,460	$270,803

Cost of revenues	193,605	173,080	111,904
Selling and marketing	130,509	126,311	96,344
Research and development	89,023	86,975	52,718
General and administrative	74,651	97,517	72,493
Investigation and audit related	83,398	46,617	—
Amortization of intangible assets	34,823	31,896	8,608
(Gain) loss on asset dispositions	—	(33,457)	4,671
Settlement of litigation, net	82,533	2,363	(840)
Restructuring	10,510	—	—
Total expenses from operations	699,052	531,302	345,898
Loss from operations	(295,503)	(131,842)	(75,095)
Interest expense, net	(661)	(478)	(1,321)
Other income, net	15,205	12,371	9
Loss from foreign currency transactions	(3,151)	(1,231)	(1,331)
Loss before income taxes	(284,110)	(121,180)	(77,738)
Income tax benefit (provision)	2,717	4,007	(484)
Net loss	$(281,393)	$(117,173)	$(78,222)
Net loss per common share:
Basic	$(4.90)	$(2.10)	$(2.07)
Diluted	(4.90)	(2.10)	(2.07)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic	57,485,755	55,728,090	37,879,091
Diluted	57,485,755	55,728,090	37,879,091
Comprehensive loss:
Net loss	$(281,393)	$(117,173)	$(78,222)
Other comprehensive income (loss):
Foreign currency cumulative translation adjustment	6,168	(1,170)	(5,775)
Unrealized gain on marketable securities, net	24	169	—
Reclassification of realized loss on the sale of marketable securities, net	4	19	—
Total comprehensive loss	$(275,197)	$(118,155)	$(83,997)

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2017	2016	2015
Operating activities
Net loss	$(281,393)	$(117,173)	$(78,222)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	23,339	25,439	22,595
Amortization of intangible assets	34,823	31,896	8,608
Provision for bad debts	983	1,507	3,167
Stock-based compensation	17,314	46,495	46,983
Deferred tax benefit	(3,203)	(3,997)	(121)
(Gain) loss on asset dispositions	—	(33,457)	4,671
Realized loss on marketable securities	4	19	—
Loss from equity method investment	63	406	—
Loss (gain) on disposition of property and equipment	125	275	(2)
Gain on forgiveness of obligation	(4,000)	—	—
Accrued litigation settlements to be settled in Common Stock	90,800	—	—
Non-cash vendor consideration	—	—	48,253
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	14,529	4,009	1,542
Prepaid expenses and other assets	(33,165)	(3,928)	(863)
Accounts payable, accrued expenses, and other liabilities	85,001	(12,972)	(1,057)
Deferred revenue	(2,638)	5,962	5,206
Deferred rent	1,013	(393)	(1,403)
Net cash (used in) provided by operating activities	(56,405)	(55,912)	59,357

Investing activities
Net cash received (paid) in disposition of assets	—	42,980	(2,535)
Acquisitions, net of cash acquired	—	37,086	(10,117)
Acquisitions, net of cash acquired (related party)	—	(27,328)	—
Sales of marketable securities	28,436	2,188	—
Purchase of property and equipment	(10,182)	(7,106)	(4,325)
Net cash provided by (used in) investing activities	18,254	47,820	(16,977)

Financing activities
Proceeds from the issuance of common stock	—	—	204,741
Financing proceeds received on subscription receivable (related party)	11,012	8,954	3,503
Proceeds from the exercise of stock options	—	4,139	11,623
Repurchase of common stock (withholding taxes)	(1,514)	(18,292)	(28,160)
Repurchase of common stock (treasury shares)	—	(27,292)	(105,916)
Excess tax benefits from stock-based compensation	—	—	(1,335)
Principal payments on capital lease and software license arrangements	(17,016)	(18,838)	(16,622)
Stock issuance costs	—	—	(4,368)
Net cash (used in) provided by financing activities	(7,518)	(51,329)	63,466
Effect of exchange rate changes on cash	2,453	776	(1,875)
Net (decrease) increase in cash, cash equivalents and restricted cash	(43,216)	(58,645)	103,971
Cash, cash equivalents and restricted cash at beginning of year	88,341	146,986	43,015
Cash, cash equivalents and restricted cash at end of year	$45,125	$88,341	$146,986

	Years Ended December 31,
	2017	2016	2015
Cash and cash equivalents	$37,859	$84,111	$146,986
Restricted cash	7,266	4,230	—
Total cash, cash equivalents and restricted cash	$45,125	$88,341	$146,986

Supplemental cash flow disclosures:
Interest paid	$1,691	$1,962	$1,906
Income taxes paid	497	1,717	1,790

Supplemental non-cash investing and financing activities:
Stock issued in connection with acquisition - Rentrak	$—	$753,418	$—
Stock issued in connection with WPP arrangements	—	—	49,034
Capital lease and software license obligations incurred	191	14,842	22,531
Leasehold improvements acquired through lease incentives	—	—	372
Accrued capital expenditures	336	3,060	532

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, comScore's expectations as to the impact of product enhancements on the success of comScore's business, future stockholder value, improvements in accounting and compliance policies and procedures, expected growth in the business and improvements in profitability, and the timing of the Company’s 2018 annual meeting of stockholders and earnings call for the first quarter of 2018. These statements involve risks and uncertainties that could cause our actual results to differ materially from expectations, including, but not limited to, comScore's ability to achieve its expected financial and operational results. For additional discussion of risk factors, please refer to comScore's respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that comScore makes from time to time with the Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).

Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not intend or undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.